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                                                                   EXHIBIT 11.1.


                  COMPUTATION OF  NET INCOME  (LOSS) PER SHARE


                             ECO SOIL SYSTEMS, INC

                   Computation of Net Income (Loss) Per Share
                    (in thousands, except per share amounts)



                                                        THREE MONTHS                  NINE MONTHS
                                                     ENDED SEPTEMBER 30            ENDED SEPTEMBER 30
                                                --------------------------    --------------------------
                                                   1997          1996           1997           1996
                                               ----------      ---------      ---------      ----------
   Net income (loss)                                  827           (813)           829          (2,431)
                                               ==========      =========      =========      ==========


Weighted average common shares outstanding         11,840          6,465         11,266           5,056

Adjustment to reflect requirements of
    the Securities and Exchange Commission
    (Effect of SAB 83)                                 --            994             --             994


Net effect of dilutive common share
equivalents
   based on the treasury stock method               3,176             --          3,075              --
                                               ----------     ----------     ----------      ----------

Shares used in computing net income
   (loss) per share                                15,016          7,459         14,341           6,050
                                               ==========     ==========     ==========      ==========


Net income (loss) per share                           .06          (0.11)           .06           (0.40)
                                               ==========     ==========     ==========      ==========



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